Exhibit 99.d(2)(c)

AMENDMENT NO. 2

TO

AMENDED AND RETSTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment effective August 28, 2024, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc. (the “Adviser”), as previously amended to date, on behalf of Short-Term Investments Trust (the “Trust”), and each of Invesco Canada Ltd., Invesco Management S.A., Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub- Advisers”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Contract to remove Invesco Liquid Assets Portfolio and Invesco STIC Prime Portfolio, each a series portfolio of the Trust, effective August 28, 2024.

NOW, THEREFORE, the parties agree as follows;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Invesco Government & Agency Portfolio

Invesco Treasury Portfolio

Invesco Treasury Obligations Portfolio”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the 17th day of August 2026.

INVESCO ADVISERS, INC.
Adviser

By:	/s/ Melanie Ringold
Name:	Melanie Ringold
Title:	Senior Vice President & Secretary

INVESCO CANADA LTD.
Sub-Adviser

By:	/s/ Glenn Brightman
Name:	Glenn Brightman
Title:	President, CEO and Director

INVESCO MANAGEMENT S.A.
Sub-Adviser

By:	/s/ Paul Dumitrescu
Name:	Paul Dumitrescu
Title:	Authorised Signatory

INVESCO MANAGEMENT S.A.
Sub-Adviser

By:	/s/ Peter Carroll
Name:	Peter Carroll
Title:	Authorised Signatory

INVESCO ASSET MANAGEMENT LIMITED
Sub-Adviser

By:	/s/ Alan John Trotter
Name:	Alan John Trotter
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED
Sub-Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO

INVESCO HONG KONG LIMITED
Sub-Adviser

By:	/s/ Andrew Lo
Name:	Andrew Lo
Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.
Sub-Adviser

By:	/s/ Antonio Reina
Name:	Antonio Reina
Title:	Secretary